EXHIBIT 5.1

[ANDREWS KURTH LLP LETTERHEAD]

August 8, 2006

Motient Corporation
300 Knightsbridge Parkway
Lincolnshire, Illinois 60069

RE: Motient Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Motient Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of its Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”). On February 15, 2005, the Company issued non-transferable rights (the “Rights”) to its stockholders of record (the “Record Stockholders”) on December 17, 2004. The Registration Statement includes a Prospectus (the “Prospectus”) to be furnished to the Record Stockholders which shall entitle the Record Stockholders to exercise the Rights to purchase up to an aggregate of 2,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) in a rights offering (the “Rights Offering”), the terms of which are set forth in the Prospectus.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation, as amended, of the Company on file with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”), (ii) the Amended and Restated Bylaws of the Company as in effect on the date hereof and at the time of the adoption of the resolutions by the Board of Directors approving the issuance of the Shares, as certified to us by a Company officer, (iii) certain resolutions of the Board of Directors of the Company, as certified to us by a Company officer, (iv) a specimen certificate representing the Common Stock, (v) a specimen rights certificate representing the Rights, and (vi) such other documents and records as we have deemed necessary and relevant for purposes hereof. We have relied upon certificates of public officials and officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. As to all matters of fact material to such opinion, we have relied upon representations of officers of the Company.

In our examination, we have assumed and have not independently established or verified (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified, conformed, photostatic or faxed copies. In rendering the opinion set forth below, we have assumed that (i) the certificate or certificates evidencing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and will conform to the specimen stock certificate examined by us evidencing the Common Stock and (ii) the certificate or certificates evidencing the Rights will conform to the specimen rights certificate examined by us and will be duly delivered by the Company.

Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that when the Shares are delivered against payment therefore upon due exercise of Rights as contemplated in the Prospectus, the Shares will be duly authorized validly issued, fully paid and non-assessable.

The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware, and we render no opinion with respect to the laws of any other jurisdiction.

Motient Corporation
November 2, 2005

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein, or of any subsequent changes in applicable law. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above-referenced registered sale of Shares and is not intended to be relied upon by any other person or for any other purpose.

Very truly yours,

/s/ Andrews Kurth LLP